Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Planar Systems, Inc. and Subsidiaries:

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-89372) and Registration Statements on Forms S-8 (File Nos. 33-82696, 33-82688, 33-90258, 333-45191, 333-37502, 333-86886, 333-101145, 333-101147, 333-101148, 333-123684, 333-138064, and 333-138063) of Planar Systems, Inc. and subsidiaries of our reports dated December 12, 2006, with respect to the consolidated balance sheets of Planar Systems, Inc. and subsidiaries as of September 29, 2006 and September 30, 2005, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended September 29, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of September 29, 2006, and the effectiveness of internal control over financial reporting as of September 29, 2006, which reports appear in the September 29, 2006 Annual Report on Form 10-K of Planar Systems, Inc. and subsidiaries.

Our report dated December 12, 2006, on the consolidated financial statements, contains an explanatory paragraph that states, as described in Notes 1 and 6 to the consolidated financial statements, the Company changed its method of accounting for asset retirement obligations and share-based payment awards, respectively, in 2006.

Our report dated December 12, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of September 29, 2006 contains an explanatory paragraph that states the Company acquired Clarity Visual Systems, Inc. (Clarity) during 2006, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting associated with total assets of $33,681,000 and total revenues of $4,656,000 included in the consolidated financial statements of the Company and subsidiaries as of and for the year ended September 29, 2006. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Clarity.

/s/ KPMG LLP

Portland, Oregon

December 12, 2006